     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            GEORGIA GULF CORPORATION
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                    58-1563799
              (State or other jurisdiction of                                     (I.R.S. Employer
              incorporation or organization)                                     Identification No.)

                          400 PERIMETER CENTER TERRACE
                                   SUITE 595
                             ATLANTA, GEORGIA 30346
                                 (770) 395-4500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               EDWARD A. SCHMITT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            GEORGIA GULF CORPORATION
                          400 PERIMETER CENTER TERRACE
                                   SUITE 595
                             ATLANTA, GEORGIA 30346
                                 (770) 395-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   Copies to:

                              Lisa A. Stater, Esq.
                           Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions and other factors.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                      PROPOSED MAXIMUM
                                                                  PROPOSED MAXIMUM       AGGREGATE
          TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE         OFFERING           AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED(1)       PER UNIT(1)(2)       PRICE(1)(2)       REGISTRATION FEE
Debt Securities............................     $200,000,000            100%            $200,000,000          $59,000

(1) Or, if any Debt Securities denominated in a foreign currency or currency unit, such principal amount as shall result in an aggregate initial offering price that is the equivalent of $200,000,000.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

                                  $200,000,000
                            GEORGIA GULF CORPORATION
                                DEBT SECURITIES

                                ----------------

    Georgia Gulf Corporation, a Delaware corporation ("Georgia Gulf" or the "Company"), may from time to time offer its debt securities, consisting of notes, debentures or other evidences of indebtedness ("Securities"), in one or more series to be determined at the time of the offering, at an aggregate initial public offering price not to exceed $200,000,000 or, if applicable, the equivalent thereof in other currencies. The Securities may be offered in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Securities may be sold either through underwriters, dealers or agents or directly by the Company. See "Plan of Distribution."

    The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations (which may be in United States dollars, in any other currency, units of two or more currencies or in a composite currency), maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, the initial public offering price, the names of any underwriters, dealers or agents, the principal amounts, if any, to be purchased by underwriters or agents and the compensation, if any, of such underwriters, dealers or agents and the other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

    Any statement contained in this Prospectus will be deemed modified or superceded by any inconsistent statement contained in the accompanying Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

                 The date of this Prospectus is June   , 1998.

                             AVAILABLE INFORMATION

    Georgia Gulf is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 65 Park Place, Room 1288, New York, New York 10017. Copies of such material may be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of that Web site is http://www.sec.gov. The Company's common stock is listed on the New York Stock Exchange, Inc. Such reports, proxy statements and other information may also be inspected at the office of such exchange, 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement"), of which this Prospectus forms a part, with respect to the Securities being offered hereby pursuant to the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information can be inspected at the principal office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the Registration Statement can be obtained from the Commission at prescribed rates by writing to the Commission at such address. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of any such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed by the Company with the Commission are incorporated by reference in this Prospectus. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person, including any beneficial owner to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to: Georgia Gulf Corporation, 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, Attention: Nancy R. O'Donnell (telephone number (770) 395-4587).

                                  THE COMPANY

    Georgia Gulf is a major manufacturer and worldwide marketer of quality chemical and plastic products. The Company manufactures products through two highly integrated lines categorized into electrochemicals and aromatic chemicals, and also a third product line, methanol, a natural gas chemical. The Company's electrochemical products include chlorine, caustic soda, sodium chlorate, vinyl chloride monomer, and polyvinyl chloride ("PVC") resins and compounds; the Company's aromatic chemical products include cumene, phenol, acetone and alpha-methylstyrene.

    The Company's products are generally intermediate chemicals that are sold for further processing into a wide variety of end-use applications. Some of the more significant end-use markets include plastic piping, wire coatings, siding and window frames made from PVC resins and compounds; bonding agents for wood products and high quality plastics made from phenol; acrylic sheeting for automotive and architectural products made from acetone; and MTBE, a gasoline additive produced from methanol. The following percentages of sales were made in 1997 to manufacturers in the following industries: 30% housing and construction, 25% plastics and fibers, 21% solvents and chemicals, 14% consumer products, 3% pulp and paper and 7% miscellaneous.

    The principal executive offices of the Company are located at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346. The telephone number of the Company at such address is
(770) 395-4500.

                              RECENT DEVELOPMENTS

    On May 12, 1998, the Company acquired North American Plastics, Inc. ("North American Plastics"), a privately-held manufacturer of flexible PVC compounds with a production capacity of 190 million pounds. North American Plastics has two manufacturing locations in Mississippi, with 96 total employees. Its vinyl compounds are used in a wide range of products, from wire and cable for construction, automobiles and appliances, to a variety of consumer and industrial products. North American Plastics' revenues for 1997 were approximately $90 million. This acquisition enables the Company to further increase its vertical integration and to enter a new segment of the PVC compound market.

                                USE OF PROCEEDS

    Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the repayment of indebtedness, funds for working capital, capital expenditures and possible future acquisitions associated with the expansion of the Company's business.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for the Company was as follows for the three months ended March 31, 1998 and 1997 and for each year of the five year period ended December 31, 1997:

    THREE MONTHS
  ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
--------------------  -----------------------------------------------------
  1998       1997       1997       1996       1995       1994       1993
---------  ---------  ---------  ---------  ---------  ---------  ---------
3.6X            3.3X       4.8X       4.7X      10.8X       5.4X       2.3X

    The ratio of earnings to fixed charges was calculated based on information obtained from the Company's books and records. In computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and fixed charges, less interest capitalized net of amount amortized. Fixed charges consist of interest costs on borrowed funds, including capitalized interest, and a reasonable approximation of the imputed interest on non-capitalized lease payments.

                           DESCRIPTION OF SECURITIES

    The Securities are to be issued under an Indenture, to be dated as of
            , 1998 (the "Indenture"), between the Company and LaSalle National Bank, as Trustee (the "Trustee"). The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The statements under this caption relating to the Securities and the Indenture are summaries and do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definition of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. Unless otherwise indicated, references under this caption to sections, "Section" or articles are references to the Indenture. A copy of the Indenture substantially in the form in which it is to be executed has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

    The Indenture does not limit the aggregate amount of Securities which may be issued thereunder. The Securities may be issued from time to time in one or more series. Reference is made to the accompanying Prospectus Supplement for the following terms and other information with respect to the Securities being offered hereby: (i) the title of such Securities; (ii) any limit on the aggregate principal amount of any series of such Securities; (iii) the persons to whom any interest on such Securities will be payable, if other than the registered holders thereof on the record date therefor; (iv) the date or dates (or manner of determining the same) on which the principal of such Securities will be payable; (v) the rate or rates (or manner of determining the same) at which such Securities will bear interest, and the date or dates from which such interest will accrue; (vi) the dates (or manner of determining the same) on which such interest will be payable and the record dates for such Interest Payment Dates; (vii) the place or places where the principal of and any premium and interest on such Securities will be payable; (viii) the period or periods, if any, within which, and the price or prices at which, such Securities may be redeemed, in whole or in part, at the option of the Company; (ix) any mandatory or optional sinking fund or analogous provisions; (x) the denominations in which any Securities will be issuable if other than denominations of $1,000 and any integral multiple thereof; (xi) the currency or currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on such Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto; (xii) any index or formula used to determine the amount of payments of principal of and any premium or interest on such Securities; (xiii) whether the Securities are to be issued in whole or in part in the form of one or more global securities ("Global Securities"), and, if so, the identity of the depositary, if any, for such Global Security or Securities; (xiv) the terms and conditions, if any, pursuant to which such Securities are convertible into or exchangeable for Common Stock or other securities of the Company or other issuers (provided, however, that any such securities issuable upon conversion or exchange of Securities will be subject to registration under the Securities Act or an applicable exemption therefrom); (xv) the applicability of the provisions described in "-- Defeasance" herein; (xvi) any subordination provisions applicable to such Securities; and (xvii) any other terms of the Securities.

    If the purchase price of any of the Securities is denominated in a foreign currency or currencies or a foreign currency unit or units or if the principal of and any premium and interest on any series of Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms, and other information with respect to such issue of Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in an applicable Prospectus Supplement.

    Unless otherwise indicated in an applicable Prospectus Supplement, (i) the Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and (ii) payment of principal, premium (if any), and interest on the Securities will be payable, and the exchange, conversion, and transfer of Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY SYSTEM

    The Securities of a series may be issued in whole or in part in the form of one or more fully registered Global Securities that may be deposited with, or on behalf of, a depository (a "Depositary") or its nominee identified in an applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor Depositary or a nominee of such successor Depositary and except in any other circumstances described in an applicable Prospectus Supplement.

    The specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

    Unless otherwise specified in an applicable Prospectus Supplement, Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("Participants"). The accounts to be credited will be designated by the underwriters or agents of such Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to Participants or Persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through Participants will be shown on, and the transfer of that ownership interest within such Participant will be effected only through, records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, owners of beneficial interests in such Global Securities will not be entitled to have Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Securities of such series in certificated form, and will not be considered the owners or Holders thereof for any purpose under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the Participants to give such notice or take such action, and Participants would authorize beneficial owners owning through such Participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Principal of and any premium and interest on a Global Security will be payable in the manner described in an applicable Prospectus Supplement. Payment of principal of, and any premium or interest on, Securities registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Securities. None of the Company, the Trustee, any Paying Agent, or the Registrar for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Securities or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests.

CERTAIN COVENANTS

    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company will be required to duly and punctually pay the principal of, and any premium and interest on the Securities of each series in accordance with the terms of that series of Securities and the Indenture.

    MAINTENANCE OF OFFICE OR AGENCY. The Company will be required to maintain an office or agency in the Borough of Manhattan, The City of New York, and such other places as the Company shall designate for each series of Securities, for notice and demand purposes and for the purposes of presenting or surrendering Securities for payment, registration of transfer, or exchange.

    MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST. If the Company acts as its own paying agent with respect to any series of Securities, on or before each due date of the principal of, or interest on any of the Securities of that series, it will be required to segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount due and to notify the Trustee promptly of its action or failure so to act. If the Company has one or more paying agents for any series of Securities, prior to each due date of the principal of or interest on any Securities of that series, it will deposit with a paying agent a sum sufficient to pay such amount, and the Company will promptly notify the Trustee of its action or failure so to act (unless such paying agent is the Trustee). All moneys paid by the Company to a paying agent for the payment of principal of and premium and interest on any Securities that remain unclaimed for two years after such principal, premium or interest has become due and payable may be repaid to the Company, and thereafter the holder of such Securities may look only to the Company for payment thereof.

    EXISTENCE. The Company will be required to preserve and keep in full force its existence, charter rights, statutory rights, and franchises, except to the extent that the Board of Directors in good faith determines that the preservation of any such right or franchise is no longer desirable in the conduct of the Company's business and that the loss thereof is not disadvantageous in any material respect to the Holders.

    MAINTENANCE OF PROPERTIES. The Company will be required to cause all properties used in the business of the Company or any Subsidiary of the Company to be maintained and kept in good condition, repair, and working order, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted, provided, however, the Company may discontinue the operation or maintenance of any such properties if determined by the Board of Directors to be desirable and not disadvantageous in any material respect to the Holders.

    PAYMENT OF TAXES AND OTHER CLAIMS. The Company will be required to pay and discharge, before the same become delinquent, (i) all taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or their properties and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law result in a lien on their property, unless being contested in good faith.

    RESTRICTIVE COVENANTS. Any restrictive covenants applicable to any series of Securities will be described in an applicable Prospectus Supplement.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

    The Company may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer or lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Debt incurred by the Company as a result of such transaction as having been incurred by the Company at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and (3) certain other conditions are met. (Section
801)

EVENTS OF DEFAULT

    The following will be Events of Default with respect to Securities of any series under the Indenture: (a) failure to pay principal of any Security of that series when due; (b) failure to pay any interest on any Security of that series when due, continued for 30 days; (c) failure to perform any other covenant or agreement of the Company under the Indenture or the Securities of any series continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; (d) default under the terms of any instrument evidencing or securing Debt by the Company having an outstanding principal amount of $25 million individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay principal payments of such indebtedness when due, which failure is not cured for 30 days; and (e) certain events of bankruptcy, insolvency or reorganization affecting the Company. (Section 501) Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series. (Section 512)

    If an Event of Default (other than an Event of Default described in Clause
(e) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series, with respect to the Events of Default described in Clauses (a), (b) and
(c) above, or the Holders of at least 40% in aggregate principal amount of the Outstanding Securities of that series, with respect to the Event of Default described in Clause (d), may accelerate the maturity of all the Securities of that series; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause (e) above occurs, the Outstanding Securities will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (Section502) For information as to waiver of defaults, see "--Modification and Waiver."

    No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) with respect to Securities of that series and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series with respect to the Events of Default described in Clauses (a), (b) and (c) above, or the Holders of at least 40% in aggregate principal amount of the Outstanding Securities of that series, with respect to the Event of Default described in Clause (d) above, shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit initiated by a Holder of a Security for enforcement of payment of the principal of or interest on such Security on or after the respective due dates expressed in such Security. (Section 508)

    The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)

GOVERNING LAW

    The Indenture and the Securities will be governed by the laws of the State of New York.

DEFEASANCE

    The Indenture provides that, at the option of the Company, (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Securities of any series designated as being a Defeasible Series (as defined) or (B), if applicable, the Company may omit to comply with certain restrictive covenants and that such omission shall not be deemed to be an Event of Default under the Indenture and the Outstanding Securities of any Defeasible Series, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined) which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of, and any premium and each installment of interest, if any, on the Outstanding Securities of such series. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (Article Twelve)

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series affected by such modification, waiver or supplemental indenture; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, (b) reduce the principal amount or interest on or any premium payable upon the redemption of, any Security, (c) change the place or currency of payment of principal of, interest, or any premium on, any Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (e) reduce the above-stated percentage of Outstanding Securities of any series necessary to modify or amend the Indenture or any supplemental indenture, (f) reduce the percentage of principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or any supplemental indenture or for waiver of certain defaults or (g) modify any provisions of the Indenture or any supplemental indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified. (Section 902)

    The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of Securities of that series, may waive compliance by the Company with certain restrictive provisions of the Indenture relating to such series of Securities. (Section 1008) Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of all Holders of all of the Securities of such series, may waive any past default under the Indenture, except a default in the payment of principal or interest. (Section 513)

THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (SectionSection 601 and 605)

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company, or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign. (Section 608)

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any one or more of the following ways: (i) through one or more underwriters, (ii) through one or more dealers or agents (which may include one or more underwriters), or (iii) directly to one or more purchasers.

    The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed initial public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in an applicable Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including under the Securities Act, or to contribution from the Company to payments which the underwriters, dealers, or agents may be required to make in respect thereof. The underwriters, dealers, and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

    The Securities will be a new issue of Securities with no established trading market. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any Securities.

    Underwriters, dealers and agents may engage in over-allotment, stabilizing transactions and covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids and purchases of the Securities so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Securities in the open market in order to cover short positions. Such stabilizing transactions and covering transactions may cause the price of the Securities to be higher than it would otherwise be in the absence of such transactions. Such transactions, if commenced, may be discontinued without notice.

                             VALIDITY OF SECURITIES

    Unless otherwise indicated in an applicable Prospectus Supplement, the validity of the Securities offered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Atlanta, Georgia.

                                    EXPERTS

    The Company's financial statements and schedules incorporated herein and in the Registration Statement of which this Prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports thereon and have been incorporated herein in reliance upon the authority of said firm as experts in giving such reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          2
Documents Incorporated by Reference.............          2
The Company.....................................          3
Recent Developments.............................          3
Use of Proceeds.................................          3
Ratio of Earnings to Fixed Charges..............          3
Description of Securities.......................          4
Plan of Distribution............................         10
Validity of Securities..........................         10
Experts.........................................         10

                                  $200,000,000
                            GEORGIA GULF CORPORATION
                                DEBT SECURITIES

                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the offering are as follows:

ITEM                                                                                                     AMOUNT*
------------------------------------------------------------------------------------------------------  ----------
Registration fee......................................................................................  $   59,000
Blue sky fees and expenses............................................................................      20,000
Printing and engraving expenses.......................................................................      75,000
Legal fees and expenses...............................................................................      75,000
Accounting fees and expenses..........................................................................      10,000
Trustee fees and expenses.............................................................................       7,500
Rating agency fees....................................................................................     125,000
Miscellaneous expenses................................................................................      10,500
                                                                                                        ----------
    Total.............................................................................................  $  382,000
                                                                                                        ----------
                                                                                                        ----------

------------------------

*   All amounts estimated except the Registration fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article XIII of the Company's Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a Director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit.

    The Company's Bylaws (Article XIII) provide that the Company shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of such court shall deem proper.

    Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

    The Company maintains several directors and officers liability policies which, subject to the terms and exclusions of the policies, cover any claim or claims made during the period the policies are in force, against all persons who were, now are or shall be duly elected directors or officers of the Company for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by such persons insured while acting in their individual or collective capacities, on any matter, nor excluded by the terms and conditions of the policies, claimed against them solely by reason of their being directors or officers of the Company. The limit of liability under the policies is $50 million per policy year.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS. The following exhibits are filed as part of this Registration Statement.

  EXHIBIT
    NO.      DESCRIPTION
-----------  ------------------------------------------------------------------------------------------------------

         1   Underwriting Agreement (to be filed, as applicable to a particular offering of Securities, as an exhibit to a Current Report on Form 8-K and incorporated by reference thereto)

       4.1   Proposed form of Indenture (including the form of the Securities)

       4.2   Supplemental Indenture (to be filed, as applicable to a particular offering of Securities, as an exhibit to a Current Report on Form 8-K and incorporated by reference thereto)

         5*  Opinion of Jones, Day, Reavis & Pogue re: legality

        12   Statement re: computation of ratios

        23(a) Consent of Arthur Andersen LLP

        23(b) Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

        24   Power of Attorney (included in signature page)

        25   Statement re: eligibility of trustee on Form T-1 of LaSalle National Bank, as Trustee

------------------------

*   To be filed by amendment

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement will be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

    (5) That, (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on the 19th day of June, 1998.

                                GEORGIA GULF CORPORATION

                                By:            /s/ EDWARD A. SCHMITT
                                     -----------------------------------------
                                                 Edward A. Schmitt
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward A. Schmitt and Richard B. Marchese, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President, Chief Executive
    /s/ EDWARD A. SCHMITT         Officer and Director
------------------------------    (Principal Executive          June 19, 1998
      Edward A. Schmitt           Officer)

                                Vice President Finance,
   /s/ RICHARD B. MARCHESE        Chief Financial Officer
------------------------------    and Treasurer (Principal      June 19, 1998
     Richard B. Marchese          Financial and Accounting
                                  Officer)

      /s/ JAMES R. KUSE         Chairman of the Board and
------------------------------    Director                      June 19, 1998
        James R. Kuse

                                Director
------------------------------                                  June   , 1998
        John D. Bryan

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Director
------------------------------                                  June   , 1998
       Dennis M. Chorba

   /s/ ALFRED C. ECKERT III     Director
------------------------------                                  June 19, 1998
     Alfred C. Eckert III

   /s/ ROBERT E. FLOWERREE      Director
------------------------------                                  June 19, 1998
     Robert E. Flowerree

     /s/ JERRY R. SATRUM        Director
------------------------------                                  June 19, 1998
       Jerry R. Satrum

     /s/ EDWARD S. SMITH        Director
------------------------------                                  June 19, 1998
       Edward S. Smith

                                 EXHIBIT INDEX

  EXHIBIT
    NO.      DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

        1    Underwriting Agreement (to be filed, as applicable to a particular offering of Securities, as an exhibit to a Current Report on Form 8-K and incorporated by reference thereto)

        4.1  Proposed form of Indenture (including the form of the Securities)

        4.2  Supplemental Indenture (to be filed, as applicable to a particular offering of Securities, as an exhibit to a Current Report on Form 8-K and incorporated by reference thereto)

       5*    Opinion of Jones, Day, Reavis & Pogue re: legality

       12    Statement re: computation of ratios

     23(a )  Consent of Arthur Andersen LLP

     23(b )  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

       24    Power of Attorney (included in signature page)

       25    Statement re: eligibility of trustee on Form T-1 of LaSalle National Bank, as Trustee

------------------------

*   To be filed by amendment